Exhibit 4.1

YOU On Demand Holdings, Inc. CHAIRMAN & CEO - SHANE MCMAHON NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. CUSIP NO. 98741R 10 8 INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA 1,500,000,000 AUTHORIZED COMMON SHARES PAR VALUE: $0.001 2011 Shares of YOU On Demand Holdings, Inc. Common Stock YOU On Demand Holdings, Inc. NEVADA Y 2001 THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT…………. Custodian………… TEN ENT – as tenants by the entireties JT TEN – as joint tenants with right of survivorship and not as tenants in common Act…………………… Additional Abbreviations may also be used though not in the above list. For Value Received,__________________________________________________________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ______________________________________________________________________________________________________ Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.